UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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EMERALD MEDICAL APPLICATIONS CORP.
(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT
OF
EMERALD MEDICAL APPLICATIONS CORP.
40 Wall Street, 28 th Floor
New York, NY 10005

Tel: (212) 400-7198

To Our Stockholders:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Emerald Medical Applications Corp., a Delaware corporation (the “Company” or the “Corporation”), in connection with actions taken by the Company’s Board of Directors and the holders of a majority of the issued and outstanding shares of common stock of the Company (the “Majority Consenting Stockholders”), which actions were approved by written consent on January 25, 2018 (the “Joint Written Consent”) to change the name of the Corporation from Emerald Medical Applications Corp. to Virtual Crypto Technologies, Inc. The action to be taken pursuant to the Joint Written Consent shall be taken at such future date as determined by the Board of Directors, as evidenced by the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, but in no event earlier than the 20th day after this Information Statement is mailed or furnished to the stockholders of record as of January 25, 2018. The Amendment was authorized and approved by the Joint Written Consent, a copy of which is attached hereto as Exhibit A.

This Information Statement is being sent to you for information purposes only and you are not required to take any action.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

By Order of the Board of Directors:

/s/ Ahmed Alimi
Ahmed Alimi
CEO

February 12, 2018

EMERALD MEDICAL APPLICATIONS CORP.
40 Wall Street, 28 th Floor
New York, NY 10005

Tel: (212) 400-7198

Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934

This Information Statement is being filed with the United States Securities and Exchange Commission (the “SEC”) on February 12, 2018, in connection with the Joint Written Consent of the Board of Directors and the Majority Consenting Stockholders, both dated January 25, 2018 to change the name of the Corporation from Emerald Medical Applications Corp. to Virtual Crypto Technologies Inc.

Pursuant to Rule 14c-2(b) promulgated by the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), the actions approved by the Joint Written Consent of the Board of Directors and the Majority Consenting Stockholders cannot become effective until twenty (20) days from the date of mailing of the Definitive Information Statement to our stockholders.

The Amendment to our Certificate of Incorporation will be effective upon receipt of approval be FINRA (the “Effective Date”). New Common Stock certificates reflecting the name change will not be issued at the Effective Date. The Company’s common stock, par value $0.0001 (the “Common Stock”) is subject to quotation on the OTCQB Market under the symbol “MRLA.” Upon the Effective Date, FINRA will change our symbol to reflect the Company’s name change in connection with the Amendment.

ACTIONS TAKEN BY THE BOARD OF DIRECTORS AND MAJORITY CONSENTING STOCKHOLDERS

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION TO VIRTUAL CRYPTO TECHNOLOGIES INC.

Effective January 25, 2018, the Corporation’s Board of Directors approved an Amendment to the Corporation’s Certificate of Incorporation to effect the name change from Emerald Medical Applications Corp. to Virtual Crypto Technologies Inc. (the “Name Change”) based upon the Joint Written Consent of the Majority Consenting Stockholders.

A copy of the Joint Written Consent is attached as Exhibit A to this Information Statement and a copy of the Certificate of Amendment to the Certificate of Incorporation is attached as Exhibit B to this Information Statement.

Background and Reasons for the Name Change

In the Corporation’s Form 10-Q for the period ended September 30, 2017, filed with the SEC on December 29, 2017, the Corporation reported that its Board of Directors was considering the advisability of establishing another wholly-owned Israeli subsidiary that was engaged in operations that would be more readily able to generate revenues and positive cash flow from operations than the Corporation’s existing subsidiary, Emerald Medical Applications Ltd.

To that end, the Corporation filed Forms 8-K filed with the SEC on January 19, 2018 and January 24, 2018, reporting, among other things, that on January 1, 2018, the Corporation filed with the Israeli Companies’ Registrar Office organizational documents for the formation of Virtual Crypto Technologies Ltd. as a wholly-owned subsidiary of the Corporation. This application for the organization of Virtual Crypto Technologies Ltd. was approved on January 17, 2018, under Company No. 515778975, the Israeli equivalent of EIN (the “Israeli Subsidiary”) for the purpose of developing and marketing software and hardware products facilitating, allowing and supporting purchase and/or sale of cryptocurrencies through ATMs, tablets, PCs and/or mobile devices (the “Products”).

The Corporation also reported in the January 24, 2018 Form 8-K under Item 8.01 that: (i) it intended to file an Information Statement on Schedule 14C for, among other purposes, filing a Certificate of Amendment to change its name from Emerald Medical Applications Corp. to Virtual Crypto Technologies Inc.; (ii) it agreed to appoint Mr. Alon Dayan as CEO of the Israeli Subsidiary; and (iii) the implementation of the Name Change, which will also result in a new stock symbol, will be subject to approval by FINRA following the clearance by the SEC of the Information Statement.

In addition, the Corporation reported in the January 24, 2018 form 8-K that on January 23, 2018, that its Israeli Subsidiary entered into a binding term sheet (the “Term Sheet”) with Chiron Refineries Ltd. (“Chiron”), a public company listed on the Tel-Aviv Stock Exchange (TASE: CHR).

Pursuant to the Term Sheet, the Israeli Subsidiary shall: (i) appoint a wholly-owned subsidiary of Chiron, under incorporation under the laws of the Turkish Republic of Northern Cyprus, as the exclusive distributor (the “Distributor”) of our Israeli Subsidiary’s Products in the territory of the Republic of Turkey, including the territory of Turkish Republic of Northern Cyprus (the “Territory”); and (ii) the Distributor shall have the right to appoint sub-distributors within the Territory. In the event any change is made in the law applicable in the Territory, which prohibits or materially limits the Distributor’s ability to engage in cryptocurrencies’ related activities, the Distributor shall have a right to be appointed as our Israeli Subsidiary’s exclusive Distributor in any other territory to which no exclusive distributor is then appointed, and the Appointment Fee (as defined below) shall be set off from the appointment fee payable for such new appointment.

As a result of the foregoing and the change in the Corporation’s business focus, the Corporation’s Board of Directors ratified, approved and recommended that the Corporation’s Majority Consenting Stockholders consent to the Corporation’s Name Change to Virtual Crypto Technologies Inc. to more accurately reflect the Corporation’s recent business developments.

The appointment of the Distributor is subject to the payment by the Distributor to our Israeli Subsidiary of US$250,000 plus VAT, if applicable (the “Appointment Fee”). An amount of $150,000 of the total Appointment Fee shall be deemed an advance payment by the Distributor, made on account of future purchases of our Products and related services.

In addition, we granted an option to the Distributor (the “Option”), exercisable within 12 months from the date on which the ATM Product, including the related software and hardware, is fully tested and ready for installation and operation, to be appointed as an exclusive distributor of the Products for the Federal Republic of Nigeria, at the terms of the Term Sheet. If the Option is exercised, the Distributor shall pay the Israeli Subsidiary an appointment fee not higher than $250,000.

The Distributor and our Israeli Subsidiary shall negotiate with future potential customers of the Distributor within the Territory (i.e. Casino cashiers, ATM operators, Currency Exchange offices and Coffee Shops, among other locations) the model and the terms and conditions of the Distributor’s remuneration. However, the Distributor shall pay our Israeli Subsidiary 30% of the Net Revenues received by the Distributor, which term shall mean the total revenue generated from distribution and sale of the Products and related services to the customers within the Territory, less any associated taxes and/or direct costs.

The Distributor shall not be required to purchase a minimum quota of Products during the first year. The Distributor will be required to purchase the Products in the total amount of at least $30,000 during the second year, and in the total amount of at least $50,000 during the third year.

The Distributor shall be solely responsible for obtaining all licenses, permits and approvals which are necessary for the sale and marketing of the Products within the Territory.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table lists the number of shares of Common Stock of our Company as of January 25, 2018 that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the rules of the SEC, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he/she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)

Amir Uziel Individually and as control person of Amir Uziel Economic Consultant	2,431,250	8.07%
5 Shira Street
Rishon Lezion, Israel 7580237

Lavi Krasney, Individually and as control person of Capitalink Ltd.	2,431,250	8.07%
8 Pa’amoni Stree
Tel Aviv, Israel 6291805

Kfir Silberman, Individually and as control person of L.I.A. Pure Capital Ltd.	2,208,036	7.32%
3 Ha’armoinm Street
Ramat Gan, Israel 5258703

Itschak Shrem, Individually and as control person of Attribute Ltd.	2,231,250	7.40%
13 Hatikva Street
Ramat Hasharon, Israel 472169

Universal Link Ltd., control person Ahmed Alimi, CEO and Chairman	5,329,545	17.68%
1 Harpades Street
Ein Vered, Israel 4069600

Directors and Officers (1 person)	5,329,545	17.68%

(1) Applicable percentage ownership is based on 30,144,260 Shares of Common Stock outstanding as of January 25, 2018. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of January 25, 2018 are deemed to be beneficially owned by the person holding such securities for the purpose of computing ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

ADDITIONAL INFORMATION

The Company is subject to the filing requirements of the Exchange Act, and in accordance therewith files reports, proxy/information statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “Exchange Act Filings”) with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

We will provide without charge a information statement upon written or oral request of such person by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Such requests should be directed to the address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

By order of the Board of Director of

Emerald Medical Applications Corp.

40 Wall Street, 28 th Floor

New York, NY 10005

Tel: (212) 400-7198

February 12, 2018

By:	/s/ Ahmed Alimi
Ahmed Alimi, Chief Executive Officer

Exhibit A

JOINT WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
AND
MAJORITY CONSENTING STOCKHOLDERS
OF
EMERALD MEDICAL APPLICATIONS CORP.

The undersigned, being the members of the Board of Directors of Emerald Medical Applications Corp., a Delaware corporation (the “Corporation”), acting together with the written consent of the holders (the “Majority Consenting Stockholders”) of a majority of the outstanding shares of the Corporation’s common stock, par value $0.0001 (the “Common Stock”) acting pursuant to the authority granted by Section 242 of the Delaware General Corporation Law (“DGCL”), do hereby adopt the following resolutions as of this 25th day of January 2018.

WHEREAS, the Corporation’s Board of Directors has determined to change the name of the Corporation from Emerald Medical Applications Corp. to Virtual Crypto Technologies Inc.

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the following Articles as follows:

FIRST: The name of the Corporation is: Virtual Crypto Technologies Inc.

FURTHER RESOLVED, that this Joint Written Consent of the Board of Directors and Majority Stockholders shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the Majority Consenting Stockholders of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

FURTHER RESOLVED, that the undersigned members of the Corporation’s Board of Directors and the Majority Consenting Stockholders of the Corporation, hereby authorize, ratify and approve the forgoing actions pursuant to the provisions of the DGCL and thereby direct that this Joint Written Consent of the Board of Directors and Majority Stockholder be filed with the minutes of the meetings of the Corporation.

The number of shares of Corporation’s Common Stock issued and outstanding at January 25, 2018 (the “Record Date”) is 30,144,260 shares. The number of shares of Common Stock owned of record and beneficially by the Majority Consenting Stockholders necessary to approve the above resolutions under Section 228 of Title 8 of the DGCL and the By-laws of the Corporation is 15,072131 shares of Common Stock. The Majority Consenting Stockholders holding 16,945,831 shares of Common Stock, representing 56.2%, have consented to the adoption of the above resolutions.

RTHER RESOLVED, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as duly authorized actions of the Corporation. This Joint Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

Emerald Medical Applications Corp.

By:	/s/ Ahmed Alimi
Ahmed Alimi, CEO
Dated: January 25, 2018

Name and Address of Consenting Shareholder	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)

Amir Uziel Individually and as control person of Amir Uziel Economic Consultant Ltd	2,431,250	8.07%
5 Shira Street
Rishon Lezion, Israel 7580237

Lavi Krasney, Individually and as control person of Capitalink Ltd.	2,431,250	8.07%
8 Pa’amoni Stree
Tel Aviv, Israel 6291805

Kfir Silberman, Individually and as control person of L.I.A. Pure Capital Ltd.	2,208,036	7.32%
3 Ha’armoinm Street
Ramat Gan, Israel 5258703

Itschak Shrem, Individually and as control person of Attribute Ltd.	2,231,250	7.40%
13 Hatikva Street
Ramat Hasharon, Israel 472169

Eli Yoresh	1,112,500	3.69%
37 Usishkin Street
Ramat Hasharon, Israel 472055

Buffalo Investments Ltd, control person Nir Reinhold	1,200,000	3.98%
Moshav Avigdor
Israel 8380000

Universal Link Ltd, control person Ahmed Alimi, CEO and Chairman	5,329,545	17.85%
1 Harpades Street
Ein Vered, Israel 4069600

Directors and Officers (1 person)	5,329,545	17.68%

(1) Applicable percentage ownership is based on 30,144,260 Shares of Common Stock outstanding as of January 25, 2018.

Exhibit B

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

Emerald Medical Applications Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Emerald Medical Applications Corp. (the “Corporation”) resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and based upon the written consent of stockholders of said Corporation holding a majority of the outstanding shares of common stock for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

FIRST: The name of the Corporation is: Virtual Crypto Technologies Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, and based upon the written consent of holders of a majority of the shares of common of said Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this __ day of January 2018.

By:	/s/ Ahmed Alimi
Name:	Ahmed Alimi
Title:	Chief Executive Officer